                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 12, 1999


                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of Registrant as specified in its charter)


              Delaware                                       76-0506313
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)


                            950 Echo Lane, Suite 350
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 467-6268
               (Registrant's telephone number including area code)

ITEM 5.  OTHER EVENTS

         On May 12, 1999, the Company closed an amendment to its Revolving Credit Agreement. The amendment increased the facility to a total of $500 million. The facility consists of two tranches: the floorplan tranche and the acquisition tranche. The floorplan tranche capacity totals $390 million and the acquisition tranche capacity totals $110 million.

ITEM 7. EXHIBITS

         (c) 10.1 Third Amended and Restated Revolving Credit Agreement, dated as of May 12, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Group 1 Automotive, Inc.

May 25, 1999                By: /s/ Scott L. Thompson
-------------------             -----------------------------------------------
Date                            Scott L. Thompson, Senior Vice President, Chief
                                Financial Officer and Treasurer

                                INDEX TO EXHIBIT



EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------


10.1       Third Amended and Restated Revolving Credit Agreement, dated as of May 12, 1999.